EXHIBIT 99.3
Citigroup Inc.
CHF 450,000,000 1.50% Notes due 2008
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:
	(i) Tranche 1:	CHF 250,000,000.
	(ii) Tranche 2:	CHF 200,000,000.
4.	(i) Issue Price (Tranche 1):	100.54% of the Aggregate Nominal Amount.
	(ii) Issue Price (Tranche 2):	98.65% of the Aggregate Nominal Amount plus accrued interest.
5.	Specified Denominations:	CHF 5,000 and integral multiples thereof.
6.	Issue Date:	7 April 2004 (Tranche 1); 18 August 2004 (Tranche 2).
7.	Maturity Date:	7 April 2008.
8.	Interest Basis:	1.50%. Fixed Rate.
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	1.50% per annum payable annually in arrears.
	(ii) Interest Payment Dates:	7 April in each year, commencing 7 April 2005.
	(iii) Fixed Coupon Amount:	CHF 75.00 per Note of CHF 5,000.
	(iv) Day Count Fraction:	30/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Permanent Global Note in bearer form.
16.	Additional Financial Center relating to Payment Dates:	Zurich.
17.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable.
18.	Consolidation provisions:	Applicable.
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable.
OPERATIONAL INFORMATION
20.	ISIN Code:	CH0018140852.
21.	Common Code:	018882876.
22.	Any clearing system other than Euroclear and Clearstream and the relevant identification number:	SIS SegaInterSettle AG, Swiss Security No. 1.814.085.